                                                                 EXHIBIT 10.18

                       SOMNUS MEDICAL TECHNOLOGIES, INC.


                              CONSULTING AGREEMENT
                              --------------------


     This Consulting Agreement ("Agreement") is made and entered into as of the 28th day of December, 1998 by and between Somnus Medical Technologies, Inc. (the "Company"), and Gary Bang ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:


     1.   SERVICES AND COMPENSATION
          -------------------------

          (a) Consultant agrees to perform for Company the services ("Services") described in Exhibit A, attached hereto.

          (b) Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

     2.   CONFIDENTIALITY
          ---------------

          (a) "Confidential Information" means any Company proprietary information of a type that would be considered a Trade Secret (as defined in the Uniform Trade Securities Act, California Civil Code Section 3426, et seq.). Confidential Information may include technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

          (b) Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, except as reasonably required to discharge Consultant's duties to Company. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor comparable to that contained in Sections 2, 3 and 5(a) (modified to apply only to obligations applicable to such employee) of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company, (ii has become publicly known and made generally available through no wrongful act of Consultant, or (ii has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

          (c) Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of Company proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

          (d) Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company's agreement with such third party.
          Company agrees to inform Consultant prior to providing to Consultant any confidential or proprietary information of third parties to which Consultant's duty of confidentiality under this Section extends.

          (e) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control.

     3.   OWNERSHIP
          ---------

          (a) Consultant agrees that, with the exception of "Consultant Property" (as herein after defined), all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, in providing Services during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company ("Company Property"). In addition, any Company Property which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Company Property and any copyrights, patents, mask work rights or other intellectual property rights relating to Company Property.

          (b) Company acknowledges that prior to the commencement of this Agreement, Consultant has created and developed various business and management techniques and strategies which Consultant may utilize in providing Services hereunder. Company agrees that notwithstanding any other provisions in the Agreement, Consultant shall reserve and shall at all times have and retain the rights to the following:

                (i) All Inventions concerning or in any way relating to general management or business techniques, strategy and management team development that are conceived, made, discovered or improved by Consultant, solely or in collaboration with others, before, during or after the period of this

Agreement whether or not related in any manner to the business of Company ("Consultant Property"). In addition, Consultant shall not be obligated to assign to Company any Consultant Property or any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Notwithstanding the foregoing, all information included in any materials that would otherwise be considered Consultant Property (i) that relates specifically to Company management, business or strategy or (ii) constitutes Confidential Information shall remain the sole property of Company.

                (ii) Any notes, materials or other related documents prepared by Consultant in his capacity as a member of Company's Board of Directors ("Director Property").

         (c) Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in Company Property and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Property, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement. In no event, however, shall the provisions of this Section 3(c) apply to Consultant Property or Director Property as those terms are defined in Section 3(b) of this Agreement.

          (d) Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Company Property developed hereunder any Consultant Property or Director Property or other invention, improvement, development, concept, discovery or other proprietary information owned by Consultant, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Company Property.

          (e) Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering Company Property assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

     4.   REPORTS
          -------

          Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant's progress in performing the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

     5.   CONFLICTING OBLIGATIONS
          -----------------------

          (a) Subject to the matters set forth in Section 5(b), Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

          (b) Company acknowledges that Consultant has advised Company that under an Employment Agreement, dated April 8, 1997, by and between Consultant and Boston Scientific Corporation, a Delaware corporation ("Boston Scientific"), Consultant has agreed that prior to April 8, 1999, Consultant:

          "Shall not, directly or, acting through one or more persons, indirectly as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant, independent contractor, or agent of any person, partnership, corporation or other business organization or entity other than Boston Scientific, solicit or endeavor to entice away from Target Therapeutics, Inc., a Delaware corporation ("Target"), any person or entity who is employed by or is an exclusive consultant of Target as of the date hereof."

          Company acknowledges that the Services to be performed by Consultant do not include any responsibilities or role on behalf of Company that would cause Consultant to violate the foregoing covenant. Company and Consultant each further agree not to take any action that would result in any breach by Consultant of the covenant.

      6.  TERM AND TERMINATION
          --------------------

     (a) This Agreement will commence on the date first written above and will continue until terminated as provided below.

     (b)  Termination With Severance Compensation.
          ---------------------------------------

          (i) Company may terminate this Agreement by giving thirty (30) days prior written notice thereof to Consultant. In the event this Agreement is terminated by Company in accordance with this Section, Company shall be obligated to pay the severance compensation as set forth in Section 6(b)(iii) below.

          (ii) Consultant may terminate this Agreement by written notice to Company if Company breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of receiving notice from Consultant of the alleged breach and the action which Consultant believes is required to cure the breach. If this Agreement is terminated by Consultant in accordance with this Section, Company shall be obligated to pay the severance compensation as set forth in Section 6(b)(iii) below.

          (iii) In the event of a termination under this Section 6(b) on or before the date two years following the effective date of this Agreement, Company shall be obligated to pay Consultant as severance compensation, commencing from the date of termination of the Agreement, the amount of $8,333.33 per month, and continuing each month for the shorter of (i) twelve consecutive months or (ii) the number of full or partial months from the effective date of this Agreement to the effective date of termination of this Agreement. The severance compensation shall be paid on the first day of each calendar month or if the first day is a non-business day, on the last business day prior to the first day of the calendar month.

     (c)  Termination Without Severance Compensation.
          ------------------------------------------

          (i) Notwithstanding the provisions of Section 6(b) above, Company may terminate this Agreement immediately and without prior notice if Consultant
(i) refuses to or is unable to perform the Services or (ii) by written notice to Consultant if Consultant breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of receiving notice from Company of the alleged breach and the action which Company believes is required to cure the breach.

          (ii) Consultant shall have the right under this Agreement to resign upon giving thirty (30) days prior written notice thereof to Company.

          (iii) The parties anticipate that the Board of Directors will appoint Consultant to fill a vacancy on the Board of Directors of Company for a term expiring at the annual meeting of stockholders of the corporation in 1999. Upon expiration of such term, if Consultant elects not to be nominated for an additional term or if Consultant is not re-elected by the shareholders to the Board of Directors, this Agreement shall terminate concurrently with the expiration of Consultant's term on the Board.

          (iv) In the event this Agreement is terminated in accordance with this Section 6(c), Company shall not be obligated to pay the severance compensation as set forth in Section 6(b) above.

     (d)  Survival.  In all events causing termination, Sections 2
          --------
(Confidentiality) , 3 (Ownership), 7 (Indemnification of Consultant), 8 (Director and Officer Insurance), 10 (Independent Contractors) and 11 (Arbitration and Equitable Relief) shall survive the termination of this Agreement and Company shall be obligated promptly to pay or reimburse to Consultant all amounts due to Consultant as of the effective date of the termination of this Agreement under the terms of Exhibit A hereto.

     7.   INDEMNIFICATION OF CONSULTANT
          -----------------------------

          To the fullest extent permissible under applicable laws, Company shall indemnify and defend Consultant and hold him harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit ("Claims") arising out of or in connection with the performance of Services under this Agreement except to the extent that Claims are determined to have been caused by Consultant's willful or reckless misconduct. In addition, during any time that Consultant is serving as a member of the Board of Directors of the Company and for a period of at least six years thereafter, Company shall use its best efforts to provide indemnification protection for Consultant for claims arising out of Consultant's role as a director that is at least as protective as the provision currently contained in
Section 6.1 of the Company's Bylaws.

     8.   DIRECTOR AND OFFICER INSURANCE
          ------------------------------

          Company agrees that during the time that Consultant is serving on Company's Board of Directors and for a period of at least six years thereafter, Company shall use its best efforts to maintain in effect directors' and officers' insurance covering Consultant in his role as a director and/or officer of Company on terms not materially less favorable than the existing insurance coverage for Company directors.

     9.   ASSIGNMENT
          ----------

          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by (i) Consultant without the express written consent of Company or (ii) Company without the express written consent of Consultant.

     10.  INDEPENDENT CONTRACTOR
          ----------------------

          Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent or employee of the Company, Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Without limiting the generality of the foregoing, Consultant recognizes that Company shall not provide for Consultant a dedicated office space or dedicated secretarial assistance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon.

     11.  ARBITRATION AND EQUITABLE RELIEF
          --------------------------------

          (a) Except as provided in Section 11(b) below, Company and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

          (b) In the event of any arbitration or other legal proceeding between Company and Consultant growing out of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, including but not limited to reasonable attorneys' fees, incurred in connection with (a) such proceeding, (b) any appellate proceedings arising therefrom or relating thereto, and/or (c) the enforcement of any judgment or award entered or issued in such proceeding. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses a proceeding for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the proceeding.

          (c) Consultant agrees that it may be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to seek from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision.

     12.  GOVERNING LAW
          -------------

          This Agreement shall be governed by the laws of the State of California.

     13.  NO DUTY TO MITIGATE
          -------------------

          Consultant shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any payment required by this Agreement be reduced by any earnings that Consultant may receive from any other source.

     14.  NOTICES
          -------

          Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery (including delivery by messenger or by overnight courier service), by facsimile or by certified mail, return receipt requested, addressed as follows:

     If to Company:      Somnus Medical Technologies, Inc.
                         285 North Wolfe Road
                         Sunnyvale, CA  94086
                         Facsimile No.:  (408) 773-9123

     If to Consultant:   875-A Island Drive, Number 370
                         Alameda, CA  94502
                         Facsimile No.:  (510) 337-0634

Notice shall be effective upon receipt or refusal of delivery by the intended recipient, as evidenced by the records of the messenger or delivery service or the U.S. Postal Service or by mechanical confirmation of successful facsimile transmission. Either party may, by notice to the other, specify a different address or facsimile number for notice purposes.

     15. Company and Consultant each acknowledges and agrees that Consultant's services as a director are not governed by the terms of this Agreement. Notwithstanding any other provision of this Agreement, in addition to the compensation and rights provided herein, Consultant shall be entitled to receive all compensation, benefits and privileges applicable to directors serving on the Board of Directors

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    CONSULTANT



                                    /s/ Gary Bang
                                    -------------
                                    Gary Bang


                                    SOMNUS MEDICAL TECHNOLOGIES, INC.


                                    By: /s/ John G. Schulte
                                        -------------------

                                    Title: President and CEO
                                           -----------------

                                   EXHIBIT A
                                   ---------

                           SERVICES AND COMPENSATION
                           -------------------------



1.   Contact.   Consultant's principal Company contact shall be John Schulte,
     -------
     President and CEO.

2.   Services.  Consultant will render Services in the areas of general business
     --------
     and management techniques, management team development, market development, international marketing and investor relations strategy. Consultant will provide approximately 50 days of consulting services per year (the "Minimum Service Requirement"). The time when services are to be provided shall be determined by Consultant in consultation with Company. Any time that Consultant spends attending Board meetings or meetings of committees of the Board shall be in addition to Consultant's Minimum Service Requirement. Consultant shall be compensated in the same manner and at the same rate as the other members of the Board for attending such meetings.

3.   Consultant Compensation.
     -----------------------

     (a) While this Agreement is in effect, Company shall pay Consultant $8,333.33 per month on the first day of each calendar month or if the first is a non-business day, on the last business day prior to the first day of the calendar month.

     (b) The Board of Directors of the Company shall, at its earliest opportunity, approve the issuance to Consultant in connection with this Agreement of fully vested options to purchase 80,000 shares of Company's Common Stock (the "Initial Grant"), pursuant to the terms of the Company's 1996 Stock Option Plan and the Stock Option Agreement. The exercise price shall be the fair market value of the shares on the date of grant by the Board of Directors. The options shall be exercisable for ten (10) years from the date of grant.

     (c) Company shall reimburse Consultant for all travel and business related entertainment and business development expenses incurred by Consultant on behalf of Company in connection with Services provided under this Agreement in accordance with Company's normal procedures for reimbursement.